                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary:.......................... ICOS Systems GmbH
Jurisdiction of Organization:................ Germany
Name Under Which Doing Business.............. ICOS Systems Computer Vertriebs
                                              GmbH


Name of Subsidiary:.......................... IKOS Systems, Ltd.
Jurisdiction of Organization:................ United Kingdom
Name Under Which Doing Business.............. IKOS Systems, Limited


Name of Subsidiary:.......................... IKOS Systems K.K.
Jurisdiction of Organization:................ Takatsu-ku, Kawasaki-shi, Kanagawa
Name Under Which Doing Business.............. IKOS Systems Kabushiki Kaisha


Name of Subsidiary:.......................... Virtual Machine Works, Inc.
Jurisdiction of Organization:................ Delaware
Name Under Which Doing Business.............. Virtual Machine Works, Inc.


Name of Subsidiary:.......................... IKOS (India) Pvt. Ltd.
Jurisdiction of Organization:................ India
Name Under Which Doing Business.............. IKOS (India) Pvt. Ltd.